United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  December 20, 2018

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  0-12126                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2018, the Board of Directors of Franklin Financial Services Corporation (the “Corporation”) approved and adopted amendments to its Bylaws amending Article X – SHARE CERTIFICATES in order to permit the Corporation's securities to be represented by uncertificated shares.

The Bylaws reflecting the amendments are attached hereto as Exhibit 3.2 and are incorporated in this Item 5.03 by reference.

Item 8.01 Other Events

Franklin Financial Services Corporation (OTCQX: FRAF), the bank holding company of F&M Trust, announced that its Board of Directors has authorized the repurchase of up to 100,000 shares of its $1.00 par value common stock at market prices through December 20, 2019. The repurchases are authorized to be made in open market or privately negotiated transactions. The specific prices, numbers of shares and timing of purchase transactions will be determined by the Corporation from time to time in its sole discretion.

In announcing the plan, Timothy G. Henry, President and Chief Executive Officer, stated that the Board of Directors believes that the opportunity to purchase Franklin Financial common stock represents an attractive opportunity for the Corporation and its shareholders.  The repurchased shares will be held as treasury shares available for issuance in connection with future stock dividends and stock splits, employee benefit and executive compensation plans, the Dividend Reinvestment and Stock Purchase Plan, and other appropriate corporate purposes.

In addition, Franklin Financial announced that the Board of Directors has authorized management to file an application to list its common stock on The Nasdaq Stock Market. Assuming the application is filed and approved without any material conditions or delays, the Corporation currently expects to begin listing its common stock during the first or second quarters of 2019.

Franklin Financial is the largest independent, locally owned and operated bank holding company headquartered in Franklin County with assets of more than $1.2 billion. Its wholly-owned subsidiary, F&M Trust, has twenty-two community banking locations in Franklin, Cumberland, Fulton and Huntingdon Counties. Franklin Financial stock is trading on the OTCQX® marketplace of the OTC Markets under the symbol FRAF. Please visit our website for more information, www.franklinfin.com.

Forward-Looking Statements

Certain statements appearing herein which are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements refer to a future period or periods, reflecting management’s current views as to likely future developments, and use words “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” or similar terms.  Because forward-looking statements involve certain risks, uncertainties and other factors over which Franklin Financial Services Corporation has no direct control, actual results could differ materially from those contemplated in such statements.  These factors include (but are not limited to) the following: general economic conditions, changes in interest rates, changes in the Corporation’s cost of funds, changes in government monetary policy, changes in government regulation and taxation of financial institutions, changes in the rate of inflation, changes in technology, the intensification of competition within the Corporation’s market area, and other similar factors.

We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits

 (c)  Exhibits.     The following exhibits are filed herewith:

Number                              Description

    3.2                        Bylaws of the Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry

Timothy G. Henry,  President and Chief Executive Officer

Dated:  December 20, 2018